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                                   Exhibit 6


              WRITTEN CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP
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                                  April 30, 1999


Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 11 to the registration statement on Form S-6 for Separate Account A of Paragon Life Insurance Company (File No. 33-18341). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP


                                        By: /s/
                                            -------------------------
                                            Stephen E. Roth